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                                                                     EXHIBIT 4.4
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT dated as of November 16, 1998 by and among AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a
Delaware corporation (the "Company") and AMERICAN JET ENGINE
SERVICES, INC. ("Holder").

         The parties agree as follows:

         SECTION 1.  DEFINITIONS.  For purposes of this Agreement:

                  (a) "Common Stock" means the Company's Common Stock, $.001 par value;

                  (b) "Registrable Securities" means 625,000 shares of Common Stock to be issued to the Holder upon closing of that certain Asset Purchase Agreement of even date (the "Agreement"; certain terms not defined herein but used herein are used as defined in the Agreement);

                  (c) "register" and "registration" refer to a registration of the Registrable Securities effected by filing a registration statement or similar document pursuant to the Securities Act of 1933, as amended (the "Act") and the declaring or ordering of effectiveness of such registration statement; and

                  (d) The "Company" means American Aircarriers Support, Incorporated, a Delaware corporation.

                  (e) "Holder" means American Jet Engine Services, Inc. or any shareholder thereof who shall receive the shares by permittable transfer or assignment.

         SECTION 2.  DEMAND REGISTRATION.

                  (a) If at any time after July 1, 1999 the Company receives a written request from the Holder that the Company file a registration statement under the Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to, within six months of the date of such request, effect the registration under the Act of all Registrable Securities and will keep such registration


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         statement effective for a minimum period of 12 months thereafter or for such time-frame as is required before the shares have met all of the Rule 144 holding periods in order to be freely transferable. The
         Company shall be obligated to effect only one (1) registration pursuant to this Section 2(a).

                  (b) If the Holder intends to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2. The Holder shall (together with the Company as provided in Section 3) enter into an underwriting agreement in customary form with a mutually acceptable underwriter or underwriters.

                  (c) Separately, in the event the Company sells, merges, or reorganizes with another entity, the Holder shall have demand rights equivalent to any received by Karl Brown.

         SECTION 3. "PIGGYBACK" RIGHTS. For a period through of one (1) year from November 16, 1998, and if (but without any obligation to do so) the Company proposes to register any of its securities under the Act in connection with a public offering of such common stock for cash proceeds payable in whole or in part to the Company (other than with respect to a Registration Statement filed on Form S-8 or Form S-4 or such other similar form then in effect under the Securities Act), the Company shall, at such time, subject to the provisions of
Section 6 and 7 hereof and upon request of the Holder cause to be registered under the Act all of the Registrable Securities which the Holder requests be registered; provided, however, if the managing underwriter of the public offering of shares proposed to be registered by the Company advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holder that may be included in the underwriting shall be so limited prorata. Such "piggyback rights" shall expire on the registration and sale of the Registrable Securities pursuant to Section 2 above or upon the sale of the Registrable Securities hereunder, but in no event later than November 16, 1999.

         SECTION 4. REGISTRATION PROCEDURE. Whenever required under this Agreement to effect the registration of any Registrable
Securities, the Company shall, as expeditiously as is reasonably possible:


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                  (a) Furnish to the Holder of the Registrable Securities
         covered by such registration statement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

                  (b) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder participating in such underwriting shall also enter into and perform their obligations under such agreement.

                  (c) Notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         SECTION 5. FURNISH INFORMATION. The Holder shall promptly furnish to the Company in writing such reasonable information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         SECTION 6. EXPENSES OF REGISTRATION. All of the foregoing expenses relating to the Registrable Securities incurred in connection with registration, filing or qualification pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers' bills, mailing and delivery expenses, accounting fees, and the fees and disbursements of counsel for the Company, but excluding underwriting discounts or fees, shall be borne by the Company.

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included in a registration statement under this Agreement:


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                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the
         "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus, and made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein, which did not appear in the final prospectus, the Company shall not have any such liability with respect thereto to such Holder, any person who controls such Holder within the


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         meaning of the Act, or any director of such Holder, if such Holder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that such Holder had an obligation to deliver a copy of the final prospectus to such person; and

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder or underwriter against any losses, claims, damages or liabilities, joint or several) to which the Company or any such director, officers, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage,


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         liability or action, if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further that the maximum liability of any selling Holder under this Section 7(b) in regard to any registration statement shall in no event exceed the amount of the proceeds received by such selling Holder from the sale of securities under such registration statement; provided, further however, that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller shall not have any such liability with respect thereto to the Company, any person who controls the Company within the meaning of the Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that the Company had an obligation to deliver a copy of the final prospectus to such person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available


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         to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified parry, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Agreement.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of; indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and selling Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such selling Holder on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto acknowledge and agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by prorata allocation (even if all of the selling Holder were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this


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         subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the amount the selling Holder shall be required to contribute shall not exceed the amount, if any, by which the total price at which the securities sold by each of them were offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or other violation of law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation

         SECTION 8.  MISCELLANEOUS.

                  (a) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and to the Holder and their respective heirs, personal representatives, successors and assigns.

                  (b) Notices. Except as otherwise provided herein, any notice, consent or request to be given in connection with any term or provision of this Agreement shall be deemed to have been given sufficiently if sent by hand, registered or certified mail, postage prepaid, facsimile transmission or courier (next day delivery), to the Company or to the Holder at their respective addresses as provided on or about the date hereof.

                  (c) Integration. This Agreement along with that certain Asset Purchase Agreement dated November 19, 1998 and all other agreements contemplated thereby, contains the entire agreement between the parties with respect to the transactions contemplated hereby and no party shall be bound by, nor shall any party be deemed to have made, any covenants, representations, warranties undertakings or agreements except those contained in such entire Agreement or the Asset Purchase Agreement and all other agreements contemplated thereby. The section and paragraph headings contained in this Agreement are for the reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d)  Counterparts.  This Agreement may be executed in one


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         or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  (e) Amendment. This Agreement may be amended, changed, waived or terminated only in writing signed by each of the parties.

         IN WITNESS WHEREOf, this Agreement has been executed effective as of the date first above written.

                                  AMERICAN AIRCARRIERS SUPPORT,
                                            INCORPORATED

                                  By /s/ Karl F. Brown
                                    ----------------------------------------
                                     President

                                  AMERICAN JET ENGINE SERVICES, INC.


                                  By /s/ Anton K. Khoury
                                    ----------------------------------------
                                     President